UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 27, 2006, in connection with the assumption of additional duties with Panacos Pharmaceuticals, Inc. (the “Company”) by Dr. Peyton J. Marshall and Mr. Jeremy Hayward-Surry following the death of Dr. Samuel K. (Skip) Ackerman, the Compensation Committee of the Board of Directors and the Board of Directors of the Company voted to increase certain compensation provisions for Dr. Marshall, the Company’s Chief Financial Officer and Acting Chief Executive Officer and Mr. Hayward-Surry, its non-executive Chairman of the Board of Directors.

The Compensation Committee of the Board of Directors and the Board of Directors granted Dr. Marshall an increase in his salary applicable for such period that he has been, and continues to be, Acting Chief Executive Officer of the Company. His salary will be equal to $300,000 per year, retroactive to June 14, 2006. Further, Dr. Marshall received an increase in the annual cash bonus for which he is eligible, to a target of 45% of his annual base pay for such period that he has been, and continues to be, Acting Chief Executive Officer of the Company. The salary and bonus provisions amend the previous salary and bonus provisions set forth in his offer letter dated August 15, 2005 and filed with the Company’s quarterly report on Form 10-Q for the period ended September 30, 2005.

In addition, Dr. Marshall received an option under the Company’s 2005 Supplemental Equity Compensation Plan (the “2005 Plan”) to purchase 200,000 shares of common stock, $0.01 par value per share, of the Company. The options are exercisable for a period of ten years from July 27, 2006, at an exercise price of $4.92 per share, vesting according to the following terms:

(1) An amount (the “CEO Incentive Amount”) vests on the earlier of (a) three months following the commencement date (the “Commencement Date”) of a new Chief Executive Officer of the Company, or (b) September 14, 2008. The CEO Incentive Amount will be calculated as the sum of (a) 1/24 of the 200,000 share option grant for every full month that Dr. Marshall serves as Acting Chief Executive Officer of the Company, and (b) the greater of: (i) 100,000 shares of the grant if the Commencement Date is prior to December 31, 2006, (ii) 75,000 shares of the grant if the Commencement Date is prior to March 31, 2007, (iii) 50,000 shares of the grant if the Commencement Date is prior to June 30, 2007, (iv) 25,000 shares of the grant if the Commencement Date is prior to September 30, 2007, or (v) if the Commencement Date is after September 30, 2007, there will be no additional shares from the grant.

(2) The remaining amount of the grant (200,000 shares less the CEO Incentive Amount) vests monthly over five years commencing on the Commencement Date.

The Compensation Committee of the Board of Directors together with the Board of Directors also amended and restated the Company’s Director Compensation Policy (the “Policy”), attached hereto as Exhibit 10.1, to reflect that, as soon as practicable following the appointment of a non-executive Chairman of the Board of Directors , and annually thereafter, as long as that individual remains as Chairman, at the first meeting of the Board of Directors for the calendar year, the Chairman will receive a Non-Qualified Stock Option to purchase an additional 10,000 shares of the Company’s common stock under the 2005 Plan subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s Common Stock and vesting in full on the first anniversary of the grant date. Pursuant to this amended Policy, Mr. Hayward-Surry was granted an option to purchase 10,000 shares of the Common Stock, exercisable for a period of ten years from July 27, 2006 at an exercise price of $4.92 per share, which will vest in accordance with the terms of the Policy. The Policy was also amended to provide that the non-Executive Chairman of the Board shall receive an additional $5,000 per quarter in directors’ fees in addition to the quarterly retainer customarily granted to the directors, a $2,500 quarterly increase as Chairman relative to the director fees payable to the Board’s Lead Director.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 31, 2006, the Company announced its financial results for the second quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Director Compensation Policy, as amended and restated on July 27, 2006.

99.1	Press Release of Panacos Pharmaceuticals, Inc. announcing second quarter financial results dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.
Dated: July 31, 2006

	By:	/s/ Peyton J. Marshall
Peyton J. Marshall, Ph.D.
Chief Financial Officer and
Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Director Compensation Policy, as amended and restated on July 27, 2006.

99.1	Press Release of Panacos Pharmaceuticals, Inc. announcing second quarter financial results dated July 31, 2006.